AR 2004 02 - Available Funds Cap* - Uncapped to 8.50%
Note: Floating Rate Bonds will be subject to an [11.00%] hard cap.

Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**	Period	Date	Day Count	Effective Rate Paid (30/360)	Effective Rate Paid (Act/360)**

1	25-Mar-04	29	8.217	8.500	31	25-Sep-06	31	8.783	8.500
2	25-Apr-04	31	8.783	8.500	32	25-Oct-06	30	8.500	8.500
3	25-May-04	30	8.500	8.500	33	25-Nov-06	31	8.783	8.500
4	25-Jun-04	31	8.783	8.500	34	25-Dec-06	30	8.500	8.500
5	25-Jul-04	30	8.500	8.500	35	25-Jan-07	31	9.061	8.769
6	25-Aug-04	31	8.783	8.500	36	25-Feb-07	31	9.496	9.190
7	25-Sep-04	31	8.783	8.500	37	25-Mar-07	28	9.505	10.184
8	25-Oct-04	30	8.500	8.500	38	25-Apr-07	31	9.521	9.214
9	25-Nov-04	31	8.783	8.500	39	25-May-07	30	9.541	9.541
10	25-Dec-04	30	8.500	8.500	40	25-Jun-07	31	9.602	9.292
11	25-Jan-05	31	8.783	8.500	41	25-Jul-07	30	9.829	9.829
12	25-Feb-05	31	8.783	8.500	42	25-Aug-07	31	9.910	9.590
13	25-Mar-05	28	7.933	8.500	43	25-Sep-07	31	9.917	9.597
14	25-Apr-05	31	8.783	8.500	44	25-Oct-07	30	9.933	9.933
15	25-May-05	30	8.500	8.500	45	25-Nov-07	31	9.955	9.634
16	25-Jun-05	31	8.783	8.500	46	25-Dec-07	30	10.014	10.014
17	25-Jul-05	30	8.500	8.500	47	25-Jan-08	31	10.244	9.914
18	25-Aug-05	31	8.783	8.500	48	25-Feb-08	31	10.327	9.994
19	25-Sep-05	31	8.783	8.500	49	25-Mar-08	29	10.329	10.685
20	25-Oct-05	30	8.500	8.500	50	25-Apr-08	31	10.336	10.002
21	25-Nov-05	31	8.784	8.500	51	25-May-08	30	10.346	10.346
22	25-Dec-05	30	8.500	8.500	52	25-Jun-08	31	10.384	10.049
23	25-Jan-06	31	8.783	8.500	53	25-Jul-08	30	10.516	10.516
24	25-Feb-06	31	8.783	8.500	54	25-Aug-08	31	10.533	10.193
25	25-Mar-06	28	7.933	8.500	55	25-Sep-08	31	10.533	10.194
26	25-Apr-06	31	8.784	8.500	56	25-Oct-08	30	10.563	10.563
27	25-May-06	30	8.500	8.500	57	25-Nov-08	31	10.610	10.268
28	25-Jun-06	31	8.784	8.500	58	25-Dec-08	30	10.675	10.675
29	25-Jul-06	30	8.500	8.500	59	25-Jan-09	31	11.153	10.793
30	25-Aug-06	31	8.783	8.500	60	25-Feb-09	31	11.367	11.000

* Assumes each underlying Collateral index instantaneously to 20.00% and all collateral pays at 20% CPR.

** Adjusted to an Actual/360 Basis assuming payments are made on the dates indicated.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.